United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2025

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-222-6966

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HUSA	NYSE American

Item 4.01 Change in Registrant’s Certifying Accountant.

As previously reported, on July 1, 2025, Houston American Energy Corp. (the “Company”) completed a share exchange transaction (the “Share Exchange”) with unitholders of Abundia Global Impact Group, LLC, a Delaware limited liability Company (“AGIG”) in which the Company issued an aggregate of 31,778,032 shares of Common Stock to the AGIG unitholders in exchange for all of the outstanding units of AGIG from the AGIG unitholders. Prior to the Share Exchange, the Company’s consolidated financial statements were audited by Marcum LLP (“Marcum”). For accounting purposes, the Share Exchange is treated as a reverse acquisition. As such, the historical financial statements of the accounting acquirer, AGIG, which have been audited by Baker Tilly US, LLP (“Baker Tilly”), became the historical consolidated financial statements of the Company.

Additionally, based on information provided by Marcum, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum, effective November 1, 2024.

(a) Dismissal of Independent Registered Public Accounting Firms

Baker Tilly served as the independent public accounting firm of AGIG prior to the completion of the Share Exchange. Marcum continued to serve as the Company’s independent registered public accounting firm through October 2, 2025. On October 2, 2025, the audit committee of the Company’s board of directors (the “Committee”) approved the dismissal of Baker Tilly and Marcum LLP as AGIG’s and the Company’s independent registered public accounting firms. Baker Tilly and Marcum LLP audited AGIG’s and the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023.

The reports of Baker Tilly on AGIG’s financial statements and the reports of Marcum on the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During AGIG’s two most recent fiscal years and through the date of dismissal, (a) AGIG had no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Baker Tilly would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for material weaknesses in AGIG’s internal control over financial reporting as previously reported on the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on April 14, 2025. During the Company’s two most recent fiscal years and through the date of dismissal, (a) the Company had no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Marcum would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for material weaknesses in the Company’s internal control over financial reporting as previously reported on the Company’s annual report on Form 10-K, filed with the SEC on February 24, 2025.

The Company provided Baker Tilly and Marcum with copies of the above disclosures prior to its filing and requested Baker Tilly and Marcum to furnish letters addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Item 4.01, and if not, stating the aspects with which they do not agree. The copies of Baker Tilly’s and Marcum’s letters are filed as Exhibit 16.1 and Exhibit 16.2 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On October 2, 2025, the Committee approved the engagement of CBIZ CPAs as the Company’s independent registered public accounting firm. The services provided by Marcum and Baker Tilly will now be provided by CBIZ CPAs. During the Company’s two most recent fiscal years, the Company has not consulted with CBIZ CPAs regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Baker Tilly US, LLC.
16.2	Letter from Marcum LLP.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: October 3, 2025
	By:	/s/ Edward Gillespie
	Name:	Edward Gillespie
	Title:	Chief Executive Officer